PRESS RELEASE

Allegiance Bancshares, Inc.
8847 West Sam Houston Parkway N., Suite 200
Houston, Texas 77040
ir@allegiancebank.com

Allegiance Bancshares, Inc. Appoints Paul Egge Executive Vice President and Chief Financial Officer

HOUSTON, December 6, 2016. Allegiance Bancshares, Inc. (NASDAQ: ABTX), the holding company of Allegiance Bank (collectively, “Allegiance”), today announced Paul P. Egge has been appointed Executive Vice President and Chief Financial Officer of both Allegiance Bank and Allegiance Bancshares, Inc., effective December 19, 2016. Steven F. Retzloff, Chairman of Allegiance Bank and President of Allegiance Bancshares, Inc., will relinquish his interim Chief Financial Officer position.

Mr. Egge, 38, brings more than 13 years of financial services experience to Allegiance, predominantly as an investment banker focused on strategic and capital markets advisory services. Most recently, Mr. Egge served as Senior Vice President, Director of Capital Planning and Corporate Development at Cadence Bank, a $9.4 billion asset regional bank. Prior to joining Cadence, Mr. Egge served in various roles of increasing responsibility at Robert W. Baird & Co. Incorporated (“Baird”), Ryan Beck & Company, and FBR & Co. (formerly Friedman, Billings, Ramsey Group, Inc.). He graduated Cum Laude with a bachelor’s degree in Economics and Finance from The College of William & Mary and holds a Master of Business Administration from the Kellogg School of Management at Northwestern University.

“I am extremely pleased to welcome Paul to Allegiance as our Chief Financial Officer,” said George Martinez, Allegiance’s Chairman and Chief Executive Officer. “His financial and capital markets expertise, as was evidenced in his work with Allegiance with our 2015 IPO, will be a great asset to Allegiance and a strong addition to our leadership team. We believe Paul’s extensive experience not only complements our existing talented accounting and financial reporting staff but will serve us strongly as we continue to grow and execute on our long-term strategic plan to deliver profitable growth and increased shareholder value.”

“I am honored to join Allegiance’s executive team,” said Egge. “Allegiance is committed to continued growth while maintaining its super-community bank strategy. It’s a pleasure to be a part of an organization with that type of reputation and commitment. Allegiance has many accomplishments and I look forward to helping guide them on a path to continued success.”

About Allegiance Bancshares, Inc.

Allegiance Bancshares, Inc. is a $2.46 billion asset Houston, Texas-based bank holding company. Through its wholly owned subsidiary, Allegiance Bank, Allegiance provides a diversified range of commercial banking services primarily to Houston metropolitan area-based small to medium-sized businesses and individual customers. Allegiance’s unique super-community banking strategy was designed to foster strong customer relationships while benefitting from a platform and scale that is competitive with larger local and regional banks. Allegiance Bank operates 16 full-service banking locations in the Houston metropolitan area. Visit www.allegiancebank.com for more information.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995

This release may contain forward-looking statements within the meaning of the securities laws that are based on various facts and derived utilizing important assumptions, present expectations, estimates and projections about Allegiance and its subsidiaries. Statements preceded by, followed by or that otherwise include the words “believes,” “expects,” “anticipates,” “intends,” “projects,” “estimates,” “plans” and similar expressions or future or conditional verbs such as “will,” “should,” “would,” “may” and “could” are generally forward-looking in nature and not historical facts, although not all forward-looking statements include the foregoing words. Forward-looking statements include information concerning Allegiance’s future financial performance, business and growth strategy, projected plans and objectives, as well as projections of macroeconomic and industry trends, which are inherently unreliable due to the multiple factors that impact economic trends, and any such variations may be material. Such forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties, many of which are outside of Allegiance’s control, which may cause actual results to differ materially from those expressed or implied by the forward-looking statements. These risks and uncertainties include but are not limited to whether Allegiance can: continue to develop and maintain new and existing customer and community relationships; successfully implement its growth strategy, including identifying suitable acquisition targets and integrating the businesses of acquired companies and banks; continue to sustain its current internal growth rate; provide quality and competitive products and services that appeal to its customers; continue to have access to debt and equity capital markets; and achieve its performance objectives. These and various other risk factors are discussed in Allegiance’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015 and in other reports and statements Allegiance has filed with the Securities and Exchange Commission. Copies of such filings are available for download free of charge from the Investor Relations section of Allegiance’s website at www.allegiancebank.com, under Financial Information, SEC Filings. Any forward-looking statement made by Allegiance in this release speaks only as of the date on which it is made. Factors or events that could cause Allegiance’s actual results to differ may emerge from time to time, and it is not possible for Allegiance to predict all of them. Allegiance undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.